Allied Waste North America, Inc.

                    10.25% Senior Subordinated Notes due 2006



                         unconditionally guaranteed as to
                    the payment of principal, premium, if any,
                                and interest by
                         Allied Waste Industries, Inc.,
                       Allied Waste Holdings (Canada) Ltd.
                      and the other Guarantors named herein

                              Purchase Agreement

                                                       November 25, 1996
Goldman, Sachs & Co.,
Citicorp Securities, Inc.
CS First Boston Corporation
c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004.

Ladies and Gentlemen:

     Allied Waste North America, Inc., a Delaware corporation (formerly known as Allied Holding (United States), Inc., a Delaware corporation) (the
"Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Purchasers named in Schedule I hereto (the "Purchasers") an aggregate of $525,000,000 principal amount of the 10.25% Senior Subordinated Notes due 2006 specified above (the "Notes"). The Notes will be unconditionally guaranteed on a senior subordinated basis as to the payment of principal, premium, if any, and interest, jointly and severally, by Allied Waste Industries, Inc., a Delaware corporation ("Allied Parent", and such guarantee by Allied Parent, the "Parent Guarantee"), by Allied Waste Holdings (Canada) Ltd., a Canadian corporation ("Allied Canada"), and by each of the other subsidiaries of the Company that are named in Schedule II hereto (Allied Canada and such other subsidiaries together the "Subsidiary Guarantors" and such guarantees by the Subsidiary Guarantors, the "Subsidiary Guarantees"). As used herein, the term "Guarantors" shall mean Allied Parent together with the Subsidiary Guarantors, and the term "Guarantees" shall mean the Parent Guarantee, together with the Subsidiary Guarantees. Upon the occurrence of the Acquisition Closing (as defined herein) Allied Parent's obligations under the Parent Guarantee will be further guaranteed (the "Allied Finance Guarantee") by Allied Waste Finance (Canada) Ltd., a Canadian corporation ("Allied Finance"), and the Allied Finance Guarantee will be secured on a senior subordinated basis by substantially all of the properties and assets of Allied Finance. The Notes and the Guarantees are hereinafter collectively called the "Securities". Concurrently with the issuance of the Notes, the Company will enter into a Senior Subordinated Collateral Agreement (the "Collateral Agreement"), dated as of the Time of Delivery (as defined below), with the Trustee (as defined below). Allied Parent, the Company and Allied Canada have entered into a Stock Purchase Agreement, dated as of September 17, 1996 (the "Stock Purchase Agreement"), with the Laidlaw Parties (as defined in the Stock Purchase Agreement), pursuant to which the Company and Allied Canada will acquire (the "Acquisition") the Acquired Subsidiaries (as defined in the Stock Purchase Agreement) from the Laidlaw Sellers (as defined in the Stock Purchase Agreement). The Stock Purchase Agreement, together with each of the other agreements referred to in the Stock Purchase Agreement, are collectively referred to herein as the "Acquisition Documents". As used herein, the term "Subsidiaries" shall mean (i) on the date hereof, the direct and indirect subsidiaries of Allied Parent, excluding the Company, and (ii) at the Time of Delivery, the direct and indirect subsidiaries of the Company (which term shall be deemed to include the Acquired Subsidiaries from and after, and after giving effect to, the Acquisition). Capitalized terms used, but not defined herein shall have the meanings attributed to them in the Stock Purchase Agreement.



1. Each of the Company, Allied Finance and the Guarantors, jointly and severally, represents and warrants to, and agrees with, each of the Purchasers (such representations, warranties and agreements made with respect to any of the Laidlaw Parties or the Acquired Subsidiaries, being made to the Company's, Allied Finance's and each of the Guarantors' best knowledge) that:

(a) A preliminary offering circular, dated November 5, 1996 (the "Preliminary Offering Circular") and an offering circular, dated November 25, 1996 (the "Offering Circular") have been prepared in connection with the offering of the Securities. Any reference to the Preliminary Offering Circular or the Offering Circular shall be deemed to refer to and include the international supplement thereto. The Exchange Act Reports (as defined below), when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder. The Preliminary Offering Circular, the Offering Circular and any amendments or supplements thereto did not and will not, as of their respective dates, and the Exchange Act Reports did not and will not, as of their respective filing dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser through Goldman, Sachs & Co. expressly for use therein. "Exchange Act Reports" means Allied Parent's Annual Report on Form 10-K for its most recently ended fiscal year and all subsequent documents filed by Allied Parent with the United States Securities and Exchange Commission (the "Commission") pursuant to Section 13(a), 13(c) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act");

(b) Other than as set forth in the Offering Circular, none of the Company, Allied Finance, the Guarantors or the Acquired Subsidiaries has sustained since September 30, 1996 any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, in each case which would have a material adverse effect on the condition (financial or other), business, properties, prospects, net worth or results of operations of the Company, Allied Finance and the Subsidiaries, taken as a whole (a "Material Adverse Effect"), either before or after giving effect to the Acquisition; and, since the respective dates as of which information is given in the Offering Circular and otherwise than as set forth or contemplated in the Offering Circular, there has not been any change in the consolidated capital stock or long-term debt of the Company, Allied Finance, the Guarantors or the Acquired Subsidiaries, any change having a Material Adverse Effect or any development involving a prospective change reasonably likely to result in a Material Adverse Effect, in each case either before or after giving effect to the Acquisition;

(c) The Company, Allied Finance and the Guarantors have, and, after giving effect to the Acquisition, the Company, Allied Finance, the Guarantors and the Acquired Subsidiaries will have, good and indefeasible title to all real property and good and indefeasible title to all personal property owned by them, in each case free of all liens, encumbrances and defects except such as are described in the Offering Circular or would not have a Material Adverse Effect, either before or after giving effect to the Acquisition, and do not interfere with the use made and proposed to be made of such property by the Company, Allied Finance, the Guarantors and the Acquired Subsidiaries; and any real property and buildings held under lease by the Company, Allied Finance and the Guarantors and any real property and buildings to be held under lease by the Company, Allied Finance, the Guarantors and the Acquired Subsidiaries after giving effect to the Acquisition are held, and will be held, by them under valid and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company, the Guarantors and the Acquired Subsidiaries;

(d) Each of the Company, Allied Finance, the Guarantors and the Acquired Subsidiaries has been duly incorporated and is validly existing, and, after giving effect to the Acquisition, will be validly existing, as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Circular, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing, and, after giving effect to the Acquisition, will be in good standing, under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified in any such jurisdiction would not have a Material Adverse Effect;

(e) The Company and Allied Parent have an authorized capitalization as set forth in the Offering Circular, and all of the issued shares of capital stock of the Company and Allied Parent have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock of each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable; all of the issued shares of capital stock of the Company and of each Subsidiary, are owned directly or indirectly by Allied Parent, free of all liens, encumbrances, equities or claims, except as otherwise disclosed in the Offering Circular and for two liens which do not have a Material Adverse Effect, either before or after giving effect to the Acquisition; at the Time of Delivery (as defined herein), (i) all of the issued shares of capital stock of the Company will be owned directly by Allied Parent, (ii) all of the issued shares of capital stock of each Subsidiary (with the exception of Allied Finance) will be owned directly or indirectly by the Company and (iii) all of the issued shares of capital stock of Allied Finance will be owned directly by Allied Parent, in each case free of liens, encumbrances, equities or claims except as otherwise disclosed in the Offering Circular and, in the case of (ii) above, for two liens which do not have a Material Adverse Effect either before or after giving effect to the Acquisition; and, on the date of the Indenture (as defined below), Allied Canada and each other Subsidiary of the Company will be a "Restricted Subsidiary" within the meaning of the Indenture;

(f) The Notes have been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered by the Company and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the indenture to be dated as of December 1, 1996 (the "Indenture") among the Company, the Guarantors and First Bank National Association, as trustee (the "Trustee"), under which they are to be issued, subject, as to enforcement, to bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws relating to the enforcement of creditors' rights and general principles of equity (regardless of whether such enforceability is considered in a proceeding in law or at equity), which will be substantially in the form previously delivered to you; the Guarantees have been duly authorized and, when the Notes have been issued and delivered pursuant to this Agreement with the Guarantees endorsed thereon, will have been duly executed, issued and delivered and will constitute valid and legally binding joint and several obligations of each of the Guarantors entitled to the benefits provided by the Indenture, subject, as to enforcement, to bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws relating to the enforcement of creditors' rights and general principles of equity (regardless of whether such enforceability is considered in a proceeding in law or at equity); the Indenture has been duly authorized and, when executed and delivered by the Company, Allied Finance, the Guarantors and the Trustee, the Indenture will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws relating to the enforcement of creditors' rights and general principles of equity (regardless of whether such enforceability is considered in a proceeding in law or at equity); the Indenture, when executed and delivered by the Company, the Guarantors and the Trustee, will be in a form which meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"); and the Securities and the Indenture will conform in all material respects to the descriptions thereof in the Offering Circular and will be in substantially the form of the draft of November 25, 1996;

(g)      The Exchange and Registration Rights Agreement among the
Company, Allied Parent and the Purchasers to be dated as of December 5, 1996 (the "Registration Rights Agreement"), which shall be substantially in the form of the draft of November 25, 1996, has been duly authorized, and, when executed and delivered by the Company and Allied Parent (assuming due authorization, execution and delivery by the Purchasers), will constitute a valid and legally binding agreement of the Company and Allied Parent enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws relating to the enforcement of creditors' rights and general principles of equity (regardless of whether such enforceability is considered in a proceeding in law or at equity), and will conform in all material respects to the description thereof in the Offering Circular;

(h) The senior credit facility (the "Senior Credit Facility") established pursuant to the Commitment Letter (as defined in the Stock Purchase Agreement) has been duly and validly authorized by the Company, Allied Finance and the Guarantors and, when duly executed and delivered by the Company, Allied Finance and the Guarantors, will be a valid and legally binding obligation of the Company, Allied Finance and the Guarantors, enforceable against the Company, Allied Finance and the Guarantors in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws relating to the enforcement of creditors' rights and general principles of equity (regardless of whether such enforceability is considered in a proceeding in law or at equity), and will conform in all material respects to the description thereof in the Offering Circular;

(i) The Stock Purchase Agreement has been duly and validly authorized, executed and delivered by Allied Parent, the Company, the Guarantors and the Laidlaw Parties party thereto and constitutes a valid and legally binding obligation of Allied Parent, the Company, the Guarantors and the Laidlaw Parties party thereto, enforceable against Allied Parent, the Company, the Guarantors and the Laidlaw Parties party thereto in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditor's rights and to general principles of equity; and the Stock Purchase Agreement conforms in all material respects to the description thereof in the Offering Circular;

(j) Each of the other Acquisition Documents has been duly and validly authorized by the parties thereto and, when duly executed and delivered by the parties thereto, will be a valid and legally binding obligation of the parties thereto, enforceable against the parties thereto in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws relating to the enforcement of creditors' rights and general principles of equity (regardless of whether such enforceability is considered in a proceeding in law or at equity); and each of the other Acquisition Documents conforms in all material respects to the description thereof in the Offering Circular;

(k) The Collateral Agreement, which shall be substantially in the form of the draft of November 25, 1996 has been duly and validly authorized by the Company and, when duly executed and delivered by the Company, will be a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws relating to the enforcement of creditors' rights and general principles of equity (regardless of whether such enforceability is considered in a proceeding in law or at equity); the Collateral (as defined in the Collateral Agreement) has not been pledged to any person other than the Trustee;

(l) Each of the Allied Canada Debentures has been duly authorized and, when issued and delivered upon the closing of the Acquisition (the "Acquisition Closing"), will have been duly authorized, executed, issued and delivered and will constitute a valid and legally binding obligation of Allied Canada, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws relating to the enforcement of creditors' rights and general principles of equity (regardless of whether such enforceability is considered in a proceeding in law or at equity); and each of the Allied Canada Debentures will conform to the forms attached as Exhibits A-1 and A-2 of the Stock Purchase Agreement, as the case may be;

(m) Each of the Allied Finance Debentures has been duly authorized and, when issued and delivered in accordance with the Debenture Exchange Agreement, will have been duly authorized, executed, issued and delivered and will constitute a valid and legally binding obligation of Allied Finance, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws relating to the enforcement of creditors' rights and general principles of equity (regardless of whether such enforceability is considered in a proceeding in law or at equity); and each of the Allied Finance Debentures will conform to the forms attached as Exhibits B-1 and B-2 of the Stock Purchase Agreement, as the case may be;

(n) The Debenture Exchange Agreement to be entered into between Allied Finance and Laidlaw at the Acquisition Closing in the form set forth as Exhibit M to the Stock Purchase Agreement has been duly authorized and, when executed and delivered upon the Acquisition Closing, will have been duly authorized, executed and delivered and will constitute a valid and legally binding obligation of Allied Finance and Laidlaw, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws relating to the enforcement of creditors' rights and general principles of equity (regardless of whether such enforceability is considered in a proceeding in law or at equity);

(o)      The Pledge Agreement to be entered into between Allied
Finance and the Trustee (the "Pledge Agreement" and, together with the Debenture Exchange Agreement, the "Allied Finance Guarantee Documents") has been duly authorized and, when executed and delivered upon the Acquisition Closing, will have been duly authorized, executed and delivered, will constitute a valid and legally binding obligation of Allied Finance, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws relating to the enforcement of creditors' rights and general principles of equity (regardless of whether such enforceability is considered in a proceeding in law or at equity), and will conform in all material respects to the description thereof in the Offering Circular;

(p) Upon the consummation of the transactions contemplated by the Debenture Exchange Agreement simultaneously with the Acquisition Closing, each of the Allied Canada Debentures will be owned solely by Allied Finance, and no liens, encumbrances, equities or claims will exist upon the Allied Canada Debentures (and no right or option to acquire the same will exist in favor of any other person or entity), except for the lien and security interest for the benefit of the holders of the Debt (as defined in the Indenture) issued under the Senior Credit Facility and the lien and security interest in favor of the Trustee for the benefit of the Holders of the Securities to be created pursuant to the Pledge Agreement, which lien and security interest in favor of the Trustee will constitute a valid, continuing, second priority perfected lien and security interest in and to all of the Allied Canada Debentures; and the Allied Finance Guarantee Documents will conform in all material respects to the descriptions thereof in the Offering Circular;

(q) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations G, T, U, and X of the Board of Governors of the Federal Reserve System;

(r)      Prior to the date hereof, none of the Company, Allied
Finance, the Guarantors or their affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities;

(s) The issue and sale of the Securities, the issue of the Allied Canada Debentures and the Allied Finance Debentures, the execution and delivery of this Agreement, the Indenture, the Securities, the Allied Canada Debentures, the Allied Finance Debentures, the Registration Rights Agreement, the Senior Credit Facility, the Acquisition Documents, the Allied Finance Guarantee Documents and the Collateral Agreement (collectively, the "Note Transaction Documents"), and the compliance by the Company, Allied Finance, the Guarantors, the Laidlaw Parties and the Acquired Subsidiaries with all of the provisions of the Securities, the Allied Canada Debentures, the Allied Finance Debentures, this Agreement and the other Note Transaction Documents and the consummation of the transactions herein and therein contemplated will not conflict with or result in a material breach or violation of any of the terms or provisions of, or constitute a default in the performance or observation of or under, any indenture, mortgage, deed of trust, sale/leaseback agreement, loan agreement, lease or other agreement or instrument to which the Company, Allied Finance, any of the Guarantors, any Laidlaw Party or any Acquired Subsidiary is a party or by which the Company, Allied Finance, any Guarantor, any Laidlaw Party or any Acquired Subsidiary is bound or to which any of the property or assets of the Company, Allied Finance, any Guarantor, any Laidlaw Party or any Acquired Subsidiary is subject, nor will such action result in any violation by the Company, Allied Parent, Allied Finance, Allied Canada, any Identified Guarantor (as defined herein), any Laidlaw Party or any Acquired Subsidiary (collectively, the "Covered Entities") of the provisions of the Certificate of Incorporation,
 By-laws or other governing instrument, as the case may be, of any Covered Entity, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over any Covered Entity or any of their properties); and nor will such action result in any violation by Guarantors other than the Covered Entities (collectively, the "Non-Covered Entities") of the provisions of the Certificate of Incorporation, By-laws or other governing instrument, as the case may be, of any Non-Covered Entity, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over any Non-Covered Entity or any of their properties, which violation could reasonably be expected to have a Material Adverse Effect, either before or after giving effect to the Acquisition; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company, Allied Finance, the Guarantors, the Acquired Subsidiaries or the Laidlaw Parties of the transactions contemplated by this Agreement or the other Note Transaction Documents, except for the filing of a registration statement by the Company, Allied Finance, and the Guarantors with the Commission pursuant to the United States Securities Act of 1933, as amended (the "Act") pursuant to the Registration Rights Agreement and Section 5(l) hereof, the filing of a notice on Form D by the Company with the Commission pursuant to
Section 5(h) hereof and such consents, approvals, authorizations, registrations, notification or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Purchasers and those consents, approvals, authorizations, orders, registrations or qualifications referred to in the Stock Purchase Agreement or the schedules thereto;

(t) None of the Covered Entities is in violation of its Certificate of Incorporation, By-laws or other governing instrument, as the case may be; none of the Non-Covered Entities is in violation of its Certificate of Incorporation, By-laws or other governing instrument, as the case may be; and none of the Company, Allied Finance, the Guarantors or the Acquired Subsidiaries is in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which default could reasonably be expected to have a Material Adverse Effect, either before or after giving effect to the Acquisition;

(u) The statements set forth in the Offering Circular under the caption "Description of the Notes", insofar as they purport to constitute a summary of the terms of the Securities, and in the Offering Circular under the captions "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Business and Properties", "Certain Federal Income Tax Consequences" and "Offer and Resale", insofar as they purport to describe the provisions of the laws and documents referred to therein, provide a fair and complete summary and include all material terms thereof;

(v) Other than as set forth in the Offering Circular, there are no legal or governmental proceedings pending to which the Company, Allied Finance, any Guarantor or any Acquired Subsidiary is a party or of which any property of the Company, Allied Finance, any Guarantor, or any Acquired Subsidiary is the subject which, if determined adversely to the Company, Allied Finance, any Guarantor or any Acquired Subsidiary would individually or in the aggregate have a Material Adverse Effect, either before or after giving effect to the Acquisition; and, to the best of the Company's, Allied Finance's and the Guarantors' knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(w) When the Securities are issued and delivered pursuant to this Agreement, none of the Securities will be of the same class (within the meaning of Rule 144A under the Act) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system;

(x) Allied Parent is subject to Section 13 or 15(d) of the Exchange Act;

(y) None of the Company, Allied Finance or the Guarantors is or, after giving effect to the offering and sale of the Securities and the Acquisition, none of the Company, Allied Finance, the Guarantors or the Acquired Subsidiaries will be, an "investment company", or an entity "controlled" by an "investment company", as such terms are defined in the United States Investment Company Act of 1940, as amended (the "Investment Company Act");

(z) Neither the Company, Allied Finance, the Guarantors nor any person acting on its or their behalf has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act or, with respect to Securities sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under the Act and each of the Company, Allied Finance, the Guarantors, any of its and their affiliates and any person acting on behalf of any of them has complied with and will implement the "offering restriction" within the meaning of such Rule 902; provided that no representation or warranty is made pursuant to this paragraph as to any activities of the Purchasers;

(aa) Within the preceding six months, neither the Company, nor Allied Finance, nor any Guarantor nor any other person acting on behalf of any of them has offered or sold to any person any Securities, or any securities of the same or a similar class as the Securities, other than Securities offered or sold to the Purchasers hereunder. The Company, Allied Finance and the Guarantors will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Act) of any Securities or any substantially similar security issued by the Company or any of its subsidiaries, within six months subsequent to the date on which the distribution of the Securities has been completed (as notified to the Company by Goldman, Sachs & Co.), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Act;

(bb) None of the Company, the Acquired Subsidiaries or their affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes or has any assets located in Cuba;

(cc) Arthur Andersen LLP, who have certified certain consolidated financial statements of Allied Parent and its subsidiaries, including the Company, and Coopers & Lybrand, who have certified certain financial statements of the Acquired Subsidiaries, are each independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(dd) Except as would not, individually or in the aggregate, have a Material Adverse Effect, either before or after giving effect to the Acquisition, (i) each of the Company, Allied Finance, the Guarantors and the Acquiring Subsidiaries has all certificates, consents, exemptions, orders, permits, licenses, authorizations, or other approvals (each, an "Authorization") of and from, and has made all declarations and filings with, all Federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, necessary or required to engage in the business currently conducted by it in the manner described in the Offering Circular, (ii) all such Authorizations are valid and in full force and effect, and (iii) each of the Company, Allied Finance, the Guarantors and the Acquired Subsidiaries is in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities and governing bodies having jurisdiction with respect thereto; and

(ee) Except as set forth in the Offering Circular, neither the Company, nor Allied Finance, nor any of the Guarantors nor the Acquired Subsidiaries, has violated any applicable existing Federal, State, local or international laws and regulations relating to protection of human health or the environment or imposing liability or standards of conduct concerning any Hazardous material ("Environmental Laws"), lacks any permits, licenses or other approvals required of it under applicable Environmental Laws or is violating any term or condition of any such permit, license or approval, except for such instances of noncompliance which, either singly or in the aggregate, would not have a Material Adverse Effect, either before or after giving effect to the Acquisition. The term "Hazardous Material" means
(i) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976, as amended, (iii) any petroleum or petroleum product, (iv) any polychlorinated biphenyl, and (v) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other law relating to protection of human health or the environment or imposing liability or standards of conduct concerning any such chemical material, waste or substance. In the course of its business, each of the Company, Allied Finance, the Guarantors and the Acquired Subsidiaries, conducts a periodic review of the effect of Environmental Laws on its business, operations and properties in the course of which it identifies and evaluates associated costs and liabilities.

2. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at a purchase price of 97.0 of the principal amount thereof, plus accrued interest, if any, from December 5, 1996 to the Time of Delivery hereunder, the principal amount of Notes set forth opposite the name of such Purchaser in Schedule I hereto, each of which will have duly endorsed thereon the Guarantee of each Guarantor, and the Guarantors agree to issue their Guarantees accordingly.

3. Upon the authorization by you of the release of the Securities, the several Purchasers propose to offer the Securities for sale upon the terms and conditions set forth in this Agreement and the Offering Circular and each Purchaser hereby represents and warrants to, and agrees with the Company as set forth in Annex I to this Agreement and as follows:

(a) It will offer and sell the Securities only to: (i) persons who it reasonably believes are "qualified institutional buyers" ("QIBs") within the meaning of Rule 144A under the Act in transactions meeting the requirements of Rule 144A, (ii) institutions which it reasonably believes are "accredited investors" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Act ("Institutional Accredited Investors") or (iii) upon the terms and conditions set forth in Annex I to this Agreement;

(b)      It is an Institutional Accredited Investor; and

(c) It will not offer or sell the Securities by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Act, and it will comply with the provisions of Annex I to this Agreement.

4. (a) Except as set forth in the next paragraph, the Securities to be purchased by each Purchaser hereunder will be represented by one or more definitive global Securities in book-entry form, which will be deposited by or on behalf of the Company with The Depository Trust Company ("DTC") or its designated custodian. The Company will deliver the Securities to Goldman, Sachs & Co., for the account of each Purchaser, against deposit by or on behalf of such Purchaser, pursuant to the Collateral Agreement, of U.S. Government Obligations (as defined in the Collateral Agreement) representing such Purchaser's percentage of the net proceeds from the Notes Issuance (as defined in the Collateral Agreement).

     Such Securities, if any, as Goldman, Sachs & Co. may request upon at least forty-eight hours' prior notice to the Company (such request to include the authorized denominations and the names in which they are to be registered), shall be delivered in definitive certificated form, by or on behalf of the Company to Goldman, Sachs & Co. for the account of certain of the Purchasers, against deposit by or on behalf of such Purchaser, pursuant to the Collateral Agreement, of U.S. Government Obligations representing such Purchaser's percentage of the net proceeds from the Notes Issuance.

     The Company will cause the certificates representing the global Securities to be deposited in book-entry form to be made available to Goldman, Sachs & Co. for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of DTC or its designated custodian (the "Designated Office"). The Company will cause the certificates representing the Securities in definitive certificated form to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery at the office of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004. The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on December 5, 1996 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date are herein called the "Time of Delivery".

(b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross- receipt for the Securities and any additional documents requested by the Purchasers pursuant to Section 7(l) hereof, will be delivered at such time and date at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York 10004 (the "Closing Location"), and the Securities will be delivered in the case of book-entry Securities, at the Designated Office and in the case of definitive certificated Securities, at the office of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, all at the Time of Delivery. A meeting will be held at the Closing Location at 10:00 a.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.
For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5. Each of the Company, Allied Finance and the Guarantors, jointly and severally, agrees with each of the Purchasers:

(a) To prepare the Offering Circular in a form approved by you; to make no amendment or any supplement to the Offering Circular which shall be disapproved by you promptly after reasonable notice thereof; and to furnish you with copies thereof;

(b) Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith neither the Company nor Allied Finance nor the Guarantors shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c)      Prior to 10:00 a.m., New York City time, on the New York Business
Day next succeeding the date of this Agreement, to furnish the Purchasers with four copies of the Offering Circular and each amendment or supplement thereto signed by an authorized officer of the Company with the independent accountants' report(s) in the Offering Circular, and any amendment or supplement containing amendments to the financial statements covered by such report(s), signed by the accountants, and from time to time, to furnish the Purchasers with additional copies thereof in such quantities as you may from time to time reasonably request; and if, at any time prior to the expiration of nine months after the date of the Offering Circular, any event shall have occurred as a result of which the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Circular is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Offering Circular, to notify you and upon your request to prepare and furnish without charge to each Purchaser and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Offering Circular or a supplement to the Offering Circular which will correct such statement or omission or effect such compliance;

(d) During the period beginning from the date hereof and continuing until the date six months after the Time of Delivery, not to offer, sell contract to sell or otherwise dispose of, except as provided hereunder any securities of the Company or any of its subsidiaries that are substantially similar to the Notes or the Notes as guaranteed by any of the Guarantees or that are convertible into or exchangeable for, or otherwise represent a right to acquire, any such securities, except as provided hereunder or with your prior written consent;

(e) Not to be or become, at any time prior to the expiration of three years after the Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

(f) At any time when the Company, Allied Finance or any of the Guarantors is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of Securities, to furnish at its expense, upon request, to holders of Securities and prospective purchasers of securities information (the "Additional Issuer Information") satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Act with respect to the Securities;

(g) If requested by you at any time when any of the Securities are outstanding, to use its best efforts to cause such Securities to be eligible for the PORTAL market trading system of the National Association of Securities Dealers, Inc.;

(h) To file with the Commission, not later than 15 days after the Time of Delivery, five copies of a notice on Form D under the Act (one of which will be manually signed by a person duly authorized by each of the Company, Allied Finance and the Guarantors); to otherwise comply with the requirements of Rule 503 under the Act; and to furnish promptly to you evidence of each such required timely filing (including a copy thereof);

(i) To furnish to the holders of the Securities as soon as practicable after the end of each fiscal year an annual report (excluding exhibits, but including a consolidated balance sheet and consolidated statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Offering Circular), consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

(j)      During a period of five years from the date of the Offering
Circular, to furnish to you copies of all reports or other communications (financial or other) furnished to security holders of the Company, Allied Finance or Allied Parent (or the stockholders of any other Guarantor having a class of equity securities registered under Section 12 of the Exchange Act), and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which the Securities or any class of securities of the Company or Allied Parent is listed; and (ii) such additional information concerning the business and financial condition of the Company, Allied Finance or any Guarantor as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company, Allied Finance or the relevant Guarantor and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

(k) During the period of three years after the Time of Delivery, the Company, Allied Finance and the Guarantors will not, and will not permit any of their "affiliates" (as defined in Rule 144 under the Act) to, resell any of the Securities that have been reacquired by any of them except pursuant to an effective registration statement under the Act;

(l) To execute and deliver the Registration Rights Agreement prior to the Time of Delivery and, pursuant thereto, (i) to file and use its best efforts to cause to be declared or become effective under the Act, on or prior to 60 days after the closing of the Acquisition, a registration statement under the Act providing for the registration of another series of debt securities of the Company guaranteed by the Guarantors, with terms identical to the Securities except for the absence of certain provisions for additional interest (the "Exchange Securities"), and to effect the exchange of the Securities for the Exchange Securities within 180 days after the closing of the Acquisition, all in a manner which will permit persons who acquire the Exchange Securities to resell the Exchange Securities pursuant to Section 4(1) of the Act, or (ii) if prior to consummation of such exchange offer certain existing Commission interpretations are changed such that the Exchange Securities received by holders of Securities other than certain restricted holders are not or would not be, upon receipt, transferable by each such holder without restriction under the Securities Act, in lieu thereof, to file and use its best efforts to cause to be declared or become effective under the Act, as soon as possible but no later than 180 days after the closing of the Acquisition, a "shelf" registration statement relating to the resale of the Securities; and

(m) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Offering Circular under the caption "Use of Proceeds".

6. The Company, Allied Finance and each of the Guarantors, jointly and severally, covenants and agrees with the several Purchasers that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the issue of the Securities and all other expenses in connection with the preparation, printing and filing of the Preliminary Offering Circular and the Offering Circular and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Purchasers and dealers; (ii) the cost of printing, word processing or otherwise producing any Agreement among Purchasers, this Agreement, the Indenture, the Registration Rights Agreement, the Collateral Agreement, the Blue Sky and Legal Investment Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities;
(iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Purchasers in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the reasonable fees and disbursements of counsel for the Trustee in connection with the Indenture, Allied Finance Guarantee Documents, the Collateral Agreement and the Securities; (vii) any cost incurred in connection with the designation of the Securities for trading in the PORTAL market; and
(viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as specifically provided in this Section, and Sections 8 and 11 hereof, the Purchasers will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

7. The obligations of the Purchasers hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company, Allied Finance and the Guarantors herein are, at and as of the Time of Delivery, true and correct, the condition that the Company, Allied Finance and the Guarantors shall have performed all of its or their obligations hereunder theretofore to be performed, and the following additional conditions:

(a) Sullivan & Cromwell, counsel for the Purchasers, shall have furnished to you such opinion or opinions, dated the Time of Delivery, with respect to the incorporation of the Company, the validity of the Indenture and the Securities, the Registration Rights Agreement, the Offering Circular and such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(b)      Porter & Hedges, L.L.P., counsel for the Company and the
Guarantors, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance, and with such assumptions and exceptions as are, reasonably satisfactory to you, to the effect that:

          (i) Allied Parent, the Company and each of the Guarantors identified with an asterisk in Schedule II (Allied Parent and each such other Guarantor, an "Identified Guarantor") has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with corporate power and authority to own its properties and conduct its business as described in the Offering Circular (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel previously furnished to you and attached to such opinion, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions);

          (ii) Each of the Company and Allied Parent has an authorized capitalization as set forth in the Offering Circular as of the date set forth therein, and all of the issued shares of capital stock of the Company and Allied Parent have been duly and validly authorized and issued and are fully paid and non-assessable;

          (iii) The Company and each of the Identified Guarantors has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel, and in respect of matters of fact upon certificates of officers of the Company or the Guarantors, as the case may be, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

          (iv) All of the issued shares of capital stock of each of the Identified Guarantors other than Allied Parent have been duly and validly authorized and issued, are fully paid and non-assessable; (a) all of the issued shares of capital stock of the Company are owned directly by Allied Parent, (b) all of the issued shares of capital stock of each Subsidiary, with the exception of Allied Finance, are owned directly or indirectly by the Company and (c) all of the issued shares of capital stock of Allied Finance are owned directly by Allied Parent, in each case free of liens, encumbrances, equities or claims, except as otherwise disclosed in the Offering Circular and, in the case of (b) above, for two liens which do not have a Material Adverse Effect, either before or after giving effect to the Acquisition (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel previously furnished to you and attached to such opinion, and in respect of matters of fact upon certificates of officers of the Company, Allied Parent or the Subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

          (v) The Company and each of the Identified Guarantors have good and indefeasible title in fee simple to all real property owned by them, in each case free of all liens, encumbrances and defects except such as are described in the Offering Circular or such as would not have a Material Adverse Effect, either before or after giving effect to the Acquisition, and do not interfere with the use made and proposed to be made of such property; and any real property and buildings held under lease by the Company and each of the Identified Guarantors are held by them under valid and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings (in giving the opinion in this clause, such counsel may state that no examination of record titles for the purpose of such opinion has been made, and that they are relying upon a general review of the titles of the Company and each of the Identified Guarantors, upon opinions of local counsel, and abstracts, reports and policies of title companies rendered or issued at or subsequent to the time of acquisition of such property by the Company and each of the Identified Guarantors, upon opinions of counsel to the lessors of such property and, in respect of matters of fact, upon certificates of officers of the Company and each of the Identified
Guarantors, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions, abstracts, reports, policies and certificates);

          (vi) To the best of such counsel's knowledge and other than as set forth in the Offering Circular, there are no legal or governmental proceedings pending or threatened or contemplated by governmental authorities or threatened by others to which the Company, Allied Finance or any Guarantor is a party or of which any property of the Company, Allied Finance or any Guarantor is the subject which, if determined adversely to the Company, Allied Finance or any Guarantor, would individually or in the aggregate, have a Material Adverse Effect, either before or after giving effect to the Acquisition;

          (vii) Assuming due authorization and execution by each of Allied Canada and Allied Finance under Canadian law, this Agreement has been duly authorized, executed and delivered by the Company, Allied Finance and each of the Identified Guarantors;

          (viii) The Notes have been duly authorized, executed, authenticated, issued and delivered, the Guarantees have been duly authorized, executed, issued and endorsed onto the Notes and the Notes constitute valid and legally binding obligations of the Company and the Guarantees constitute valid and legally binding joint and several obligations of each of the Guarantors entitled to the benefits provided by the Indenture subject, as to enforcement, to bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws relating to the enforcement of creditors' rights and general principles of equity (regardless of whether such enforceability is considered in a proceeding in law or at equity); and the Securities and the Indenture conform to the descriptions thereof in the Offering Circular;

          (ix) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and Allied Parent and (assuming due authorization, execution and delivery by the Purchasers) constitutes a valid and legally binding obligation of the Company and Allied Parent enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws relating to the enforcement of creditors' rights and general principles of equity (regardless of whether such enforceability is considered in a proceeding in law or at equity) (provided that such counsel need express no opinion as to the validity or enforceability of any indemnity or contribution provisions contemplated by Sections 2(a), 3(c) and 6 thereof); and the Registration Rights Agreement conforms in all material respects to the summary thereof in the Offering Circular;

          (x) The Indenture has been duly authorized, executed and delivered by the parties thereto and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws relating to the enforcement of creditors' rights and general principles of equity (regardless of whether such enforceability is considered in a proceeding in law or at equity);

          (xi) The Stock Purchase Agreement has been duly and validly authorized, executed and delivered by Allied Parent, the Company, and the other Guarantors party thereto, and constitutes a valid and legally binding obligation of Allied Parent, the Company, and the other Guarantors party thereto, enforceable against Allied Parent, the Company, and the other Guarantors party thereto in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditor's rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in law or at equity);

          (xii) Each of the other Acquisition Documents has been duly and validly authorized by Allied Parent, the Company, Allied Finance and the other Guarantors party thereto and, when duly executed and delivered by Allied Parent, the Company, Allied Finance and the Guarantors party thereto, will be a valid and legally binding obligation of Allied Parent, the Company, Allied Finance and the Guarantors party thereto, enforceable against Allied Parent, the Company, Allied Finance and the Guarantors party thereto in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws relating to the enforcement of creditors' rights and general principles of equity (regardless of whether such enforceability is considered in a proceeding in law or at equity), it being understood that the foregoing opinion expressed in this paragraph shall apply to any of the companies mentioned in this paragraph in connection with any of the Acquisition Documents only if it is a party to such Acquisition Document;

          (xiii) The Collateral Agreement has been duly and validly authorized by the Company and, when duly executed and delivered by the Company, will be the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as the enforcement, to bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws relating to the enforcement of creditors' rights and general principles of equity (regardless of whether such enforceability is considered in a proceeding in law or at equity); the provisions of the Collateral Agreement create in favor of the Trustee, on behalf and for the benefit of the holders of the Notes, a valid, first priority and perfected security interest in the Collateral ;

          (xiv) Assuming the Pledge Agreement has been duly authorized by Allied Finance under Canadian law, the Pledge Agreement has been duly authorized and, assuming due execution under Canadian law, when executed and delivered upon the Acquisition Closing (assuming no adverse changes in applicable facts or law between the Time of Delivery and the Acquisition Closing) will constitute a valid and legally binding obligation of Allied Finance, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws relating to the enforcement of creditors' rights and general principles of equity (regardless of whether such enforceability is considered in a proceeding in law or at equity), and the provisions of the Pledge Agreement will create a valid, second priority and perfected security interest in the Allied Canada Debentures in favor of the Trustee on behalf and for the benefit of the holders of the Notes);

          (xv) Assuming due authorization under Canadian law, each of the Allied Canada Debentures has been duly authorized and, assuming due execution under Canadian law, when duly executed, issued and delivered upon the Acquisition Closing (assuming no adverse change in applicable facts or laws between the Time of Delivery and the Acquisition Closing), will constitute a valid and legally binding obligation of Allied Canada, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws relating to the enforcement of creditors' rights and general principles of equity (regardless of whether such enforceability is considered in a proceeding in law or at equity);

          (xvi) Assuming due authorization under Canadian law, each of the Allied Finance Debentures has been duly authorized and, assuming due execution under Canadian law, when duly executed, issued and delivered upon the Acquisition Closing (assuming no adverse change in applicable facts or laws between the Time of Delivery and the Acquisition Closing), will constitute a valid and legally binding obligation of Allied Finance, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws relating to the enforcement of creditors' rights and general principles of equity (regardless of whether such enforceability is considered in a proceeding in law or at equity);

          (xvii) The issue and sale of the Securities, the execution and delivery of the Note Transaction Documents, and the compliance by the Company, Allied Finance and the Guarantors with all of the provisions of the Securities, this Agreement and the other Note Transaction Documents and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, sale/leaseback agreement, loan agreement, lease or other agreement or instrument known to such counsel to which the Company, Allied Finance or any Guarantor is a party or by which the Company, Allied Finance or any Guarantor is bound or to which any of the property or assets of the Company, Allied Finance or any Guarantor is subject, nor will such actions result in any violation of the provisions of the Certificate of Incorporation, By-laws or other governing instrument, as the case may be, of Allied Parent, the Company or any Identified Guarantor or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any Identified Guarantor, or any of their properties; and nor will such actions result in any violation of the provisions of the Certificate of Incorporation, By-laws or other governing instrument, as the case may be, of any Non-Covered Entity or any order, rule or regulation of any court or governmental agency or body having jurisdiction over any Non-Covered Entity, or any of their properties, which violation could reasonably be expected to have a Material Adverse Effect, either before or after giving effect to the Acquisition;

          (xviii)      To the best of such counsel's knowledge, no consent,
approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company, Allied Finance or the Guarantors of the transactions contemplated by this Agreement or the other Note Transaction Documents, except for the filing of a registration statement by the Company, Allied Finance and the Guarantors with the Commission as contemplated by Section 5(l) hereof, the filing of a notice on Form D by the Company, Allied Finance and the Guarantors with the Commission pursuant to Section 5(h) hereof and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Purchasers and those consents, approvals, authorizations, orders, registrations or qualifications referred to in the Stock Purchase Agreement or the schedules thereto;

          (xix) To the best of such counsel's knowledge, none of the Company or the Identified Guarantors is in violation of its Certificate of Incorporation, By-laws or other governing instrument, as the case may be, or in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

          (xx) The statements set forth in the Offering Circular under the caption "Description of the Notes", insofar as they purport to constitute a summary of the terms of the Securities, under the captions "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Business and Properties", "Certain Federal Income Tax Consequences" and "Offer and Resale", insofar as they purport to describe the provisions of the laws and documents referred to therein, provide a fair and complete summary and include all material terms thereof;

          (xxi) No registration of the Securities under the Act, and no qualification of an indenture under the United States Trust Indenture Act of 1939 with respect thereto, is required for the offer and sale by the Company and the offer and initial resale by the Purchasers of the Securities in the manner contemplated by this Agreement;

          (xxii) Such counsel have no reason to believe that the Offering Circular and any further amendments or supplements thereto made by the Company prior to the Time of Delivery (other than the financial statements therein, as to which such counsel need express no opinion) contained as of its date or contains as of the Time of Delivery an untrue statement of a material fact or omitted or omits, as the case may be, to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

          (xxiii)      Neither the Company nor Allied Finance nor any
Guarantor is an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act.

     The foregoing opinion of Porter & Hedges, L.L.P. may be limited to the laws of the State of Texas, the General Corporation Law of the State of Delaware and the Federal laws of the United States, and such counsel may assume that the laws of the State of New York and the laws of the State of Delaware (other than the General Corporation Law) which would apply to the Note Transaction Documents governed by the laws of the State of New York or the laws of the State of Delaware, as the case may be, are identical to the laws of the State of Texas which would be applicable to the Note Transaction Documents if such documents were governed by the laws of the State of Texas, provided, that such counsel shall state that although they have not made any independent investigation of the laws of the State of New York for purposes of this Agreement, they have no reason to believe that the laws of the State of New York which would apply to the Note Transaction Documents governed by New York differ in any material respect from the provisions of the laws of the State of Texas which would apply if such documents were governed under the laws of the State of Texas. With respect to issues governed by the New York Uniform Commercial Code, in its opinion expressed in paragraphs (xiii) and
(xiv), Porter & Hedges, L.L.P. may base such opinion solely upon a review by such firm of a compilation of the New York Uniform Commercial Code published in the Uniform Commercial Code Reporting Service, State UCC Variations Binder, by Clark Boardman Callahan. In rendering any such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company, Allied Finance or the Guarantors and public officials.

(c) Davies, Ward & Beck, Canadian counsel for the Company and the Guarantors, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

          (i) Each of Allied Canada and Allied Finance has been duly incorporated and is validly existing as a corporation in good standing under the federal laws of Canada, with all necessary corporate power and authority to own its properties and to execute and deliver and perform its obligations under the Indenture and, in the case of Allied Canada, the Guaranty to which it is a party; and all of the issued shares of capital stock of each of Allied Canada and Allied Finance have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned of record by Allied Parent in the case of Allied Finance and by the Company in the case of Allied Canada;

          (ii) Assuming due delivery under New York law, this Agreement has been duly authorized, executed and delivered by each of Allied Canada and Allied Finance;

          (iii) The Guaranty of Allied Canada has been duly authorized, executed and endorsed onto the Notes;

          (iv) Assuming due delivery under New York law, the Indenture has been duly authorized, executed and delivered by each of Allied Canada and Allied Finance;

          (v) Assuming due delivery under Delaware law, the Stock Purchase Agreement has been duly authorized, executed and delivered by Allied Canada;

          (vi) Each of the other Acquisition Documents to which either Allied Canada or Allied Finance is a party has been duly and validly authorized by either Allied Canada or Allied Finance or both, as the case may be, and, assuming due delivery under Delaware law, when duly executed and delivered by either Allied Canada or Allied Finance or both, as the case may be, will have been duly authorized, executed and delivered by either Allied Canada or Allied Finance or both;

          (vii) Each of the Allied Canada Debentures has been duly authorized by Allied Canada and, assuming due delivery under Delaware law, when duly executed and delivered upon the Acquisition Closing, will have been duly authorized, executed and delivered by Allied Canada;

          (viii) Each of the Allied Finance Debentures has been duly authorized by Allied Finance and, assuming due delivery under Delaware law, when duly executed and delivered in accordance with the Debenture Exchange Agreement, will have been duly authorized, executed and delivered by Allied Finance;

          (ix) The Debenture Exchange Agreement has been duly authorized by Allied Finance and, when executed and delivered by Allied Finance and by Laidlaw upon the Acquisition Closing, will constitute a valid and legally binding obligation of Allied Finance, enforceable against Allied Finance by Laidlaw in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws relating to the enforcement of creditors' rights and general principles of equity (regardless of whether such enforceability is considered in a proceeding in law or at equity); and the provisions of Debenture Exchange Agreement (or any other ancillary document pursuant to which the transfer described therein is to be effected) are sufficient to transfer from Laidlaw to Allied Finance all right, title and interest of Laidlaw in and to the Allied Canada Debentures;

          (x) The Pledge Agreement has been duly authorized by Allied Finance and, assuming due delivery under New York law, when executed and delivered upon the Acquisition Closing, will have been duly authorized, executed and delivered by Allied Finance;

          (xi) If either the Pledge Agreement or the provisions thereof concerning the grant of the security interest in favor of the Trustee for the benefit of the Holders of the Securities were governed by the laws of the Province of Ontario, such aforementioned provisions would be sufficient to create a valid and effective security interest under the Personal
Property Security Act (Ontario) to and in favor of the Trustee for the benefit of the Holders of the Securities in the interest of Allied Finance in and to the Allied Canada Debentures;

          (xii) A financing statement has been filed under the Personal Property Security Act (Ontario) in respect of the security interest to be created by the Pledge Agreement in the interest of Allied Finance in and to the Allied Canada Debentures, and no further filing, recording or registration in any office of public record maintained under the laws of the Province of Ontario will be required in order to perfect such security interest under the Personal Property Securities Act (Ontario), assuming that the Personal Property Security Act (Ontario) would govern the perfection of such security interest; no opinion is expressed herein with respect to the need to amend or renew such filings, recordings or registrations in the future; and

          (xiii) The authorization, execution and delivery by each of Allied Canada and Allied Finance of such of the Agreement, the Indenture, the Guaranty (with respect only to Allied Canada), the Pledge Agreement, the Stock Purchase Agreement, the Allied Canada Debentures as have been authorized, executed and delivered by it, and the performance by it of its obligations thereunder, do not (and will not in the case of the Debenture Exchange Agreement, the Allied Canada Debentures and the Allied Finance Debentures) result in a breach of (i) the Articles of Incorporation or by-laws of such corporation, or (ii) any resolution of the directors (or any committee of directors) or of the shareholder of such corporation.

               Such counsel shall state, that such counsel has conducted or caused to be conducted searches or inquiries against Allied Canada and Allied Finance under the statutes and at the offices of public record set out below, the results of which searches and inquiries were current to or performed on, as the case may be, the applicable dates set forth in Schedule A to such counsel's opinion;

          (a) in the public records of the Registrar of the Ontario Court (General Division) in Bankruptcy and at the offices of the Official Receiver in Toronto, Ontario and at the office of the Superintendent of Bankruptcy in Hull, Quebec for proposals or assignments in bankruptcy under the Bankruptcy and Insolvency Act
(Canada);

          (b)     under the Bank Act (Canada); and

          (c) for registrations under the Personal Property Security Act (Ontario).

               Such counsel shall further state that no undischarged registrations or entries were discovered as a result of such searches or inquiries which gave notice of any lien or encumbrance against or a security interest in the assets of any of Allied Canada or Allied Finance, except as set out in the afore-mentioned Schedule A. With respect to clause (c) above, such counsel shall note that such counsel has in the past determined that the records maintained under the Personal Property Security Act (Ontario) contain errors and omissions which may affect the accuracy or completeness of results of searches conducted thereunder.

               The foregoing opinion of Davies, Ward and Beck may be limited to the laws of the Province of Ontario and the Federal laws of Canada.

          (d) Ivan R. Cairns, Senior Vice-President and General Counsel for the Laidlaw Parties, shall have furnished to you his written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

               (i) Each of the Acquired Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with corporate power and authority to own its properties and conduct its business as described in the Offering Circular (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions);

               (ii) Each of the Acquired Subsidiaries has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Laidlaw Parties or the Acquired Subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

               (iii) All of the issued shares of capital stock of each Acquired Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and (except as otherwise set forth in the Offering Circular) are owned directly or indirectly by the Laidlaw Sellers, free and clear of all liens, encumbrances, equities or claims (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Laidlaw Parties or the Acquired Subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

               (iv) No actions, suits or proceedings are pending or, to the knowledge of such counsel, threatened which challenge the validity of the Stock Purchase Agreement or any action required to be taken by any of the Laidlaw Parties or any Acquired Subsidiary pursuant to the Stock Purchase Agreement;

               (v) The Stock Purchase Agreement has been duly and validly authorized, executed and delivered by the Laidlaw Parties party thereto and constitutes a valid and legally binding obligation of the Laidlaw Parties party thereto, enforceable against the Laidlaw Parties party thereto in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditor's rights and to general principles of equity;

               (vi) When each of the other Acquisition Documents has been duly and validly authorized, executed and delivered by the Laidlaw Parties party thereto, each such Acquisition Document will be the valid and legally binding obligation of the Laidlaw Parties party thereto, enforceable against the Laidlaw Parties party thereto in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditor's rights and to general principles of equity;

               (vii) The execution and delivery of the Acquisition Documents, and the compliance by the Laidlaw Parties and the Acquired Subsidiaries with all of the provisions of the Acquisition Documents and the consummation of the transactions therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, sale/leaseback agreement, loan agreement, lease or other agreement or instrument known to such counsel to which any Acquired Subsidiary is a party or by which any Acquired Subsidiary is bound or to which any of the property or assets of any Acquired Subsidiary is subject, nor will such actions result in any violation of the provisions of the Certificate of Incorporation, By-laws or other governing instrument, as the case may be, of any Laidlaw Party or any Acquired Subsidiary or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over any Laidlaw Party or any Acquired Subsidiary, or any of their properties;

               (viii) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over any Laidlaw Party or any Acquired Subsidiary, or any of their properties is required for the consummation by the Laidlaw Parties or the Acquired Subsidiaries of the transactions contemplated by the Acquisition Documents, except for those consents, approvals, authorizations, orders, registrations or qualifications referred to in the Stock Purchase Agreement or the schedules thereto;

               (ix) None of the Acquired Subsidiaries is in violation of its Certificate of Incorporation, By-laws or other governing instrument, as the case may be, or in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound; and

               (x) When the Allied Finance Debentures are issued in the forms set forth as Exhibits B-1 and B-2 of the Stock Purchase Agreement, the subordination provisions in such Allied Finance Debentures will be binding and enforceable upon the Laidlaw Parties as holders of such Allied Finance Debentures, and the rights of the Laidlaw Parties under the Allied Finance Debentures will have been effectively subordinated to the rights of the holders of the Securities to the extent set forth in the Allied Finance Debentures in such forms.

(e) On the date of the Offering Circular, prior to the execution of this Agreement, and also at the Time of Delivery, Arthur Andersen LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex II(a) hereto (subject only to delivery by the Purchasers to Arthur Andersen LLP of a letter substantially in the form of Annex III(a) hereto);

(f) On the date of the Offering Circular, prior to the execution of this Agreement, and also at the Time of Delivery, Coopers & Lybrand shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex II(b) hereto (subject only to delivery by the Purchasers to Coopers & Lybrand of a letter substantially in the form of Annex III(b) hereto);

(g) (i) None of the Company, Allied Finance, the Guarantors, their subsidiaries and the Acquired Subsidiaries shall have sustained since the date of the latest unaudited financial statements included in the Offering Circular any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Circular, and (ii) since the respective dates as of which information is given in the Offering Circular there shall not have been any change in the capital stock or long-term debt of the Company, Allied Finance, the Guarantors or the Acquired Subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company, Allied Finance, the Guarantors or the Acquired Subsidiaries otherwise than as set forth or contemplated in the Offering Circular, the effect of which, in any such case described in Clause
(i) or (ii), is in the judgment of the Purchasers so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in this Agreement and in the Offering Circular;

(h) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's or Allied Parent's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's or Allied Parent's debt securities;

(i) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on the National Association of Securities Dealers Automated Quotations National Market ("NASDAQ"); (ii) a suspension or material limitation in trading in Allied Parent's securities on NASDAQ; (iii) a general moratorium on commercial banking activities declared by either United States or Canadian Federal, Canadian Provincial or New York State authorities; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this Clause (iv) in the judgment of the Purchasers makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in this Agreement and in the Offering Circular; or (v) the occurrence of any material adverse change in the existing, financial, political or economic conditions in the United States or elsewhere which, in the judgment of the Purchasers, would materially and adversely affect the financial markets or the markets for the Securities and other debt securities;

(j)      The Securities have been designated for trading on the PORTAL market;

(k) The Company shall have entered into the Collateral Agreement and you shall have received executed counterparts thereof; and the Company shall have caused Credit Suisse to issue an irrevocable letter of credit in favor of the Trustee for the account of the Company and Allied Parent, as co-obligors, in the amount set forth in the Offering Circular;

(l) At the Time of Delivery, Emcon Environmental Services, Inc. shall have furnished to you environmental assessment reports, dated as of the Time of Delivery and addressed to you, in form and substance reasonably satisfactory to you;

(m) At the Time of Delivery (as defined herein), (i) all of the issued shares of capital stock of the Company will be owned directly by Allied Parent, (ii) all of the issued shares of capital stock of each Subsidiary (with the exception of Allied Finance) will be owned directly by the Company, and (iii) all of the issued shares of capital stock of Allied Finance will be owned directly by Allied Parent, in each case free of liens, encumbrances, equities or claims except as is otherwise disclosed in the Offering Circular and, in the case of (ii) above, for two liens which do not have a Material Adverse Effect, either before or after giving effect to the Acquisition;

(n) There shall not have occurred any change or proposed change in the United States and Canadian law that would reasonably be expected to adversely affect the economic consequences, including the tax treatment, that Allied or any of its subsidiaries contemplate deriving from the Acquisition; and

(o) The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company, Allied Finance and the Guarantors herein at and as of such Time of Delivery, as to the performance by the Company and the Guarantors of all of their obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsection (g) of this Section and as to such other matters as you may reasonably request.

8. (a) The Company, Allied Finance and the Guarantors, jointly and severally, will indemnify and hold harmless each Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular or the Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that neither the Company nor Allied Finance nor the Guarantors shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Circular or the Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Purchaser through Goldman, Sachs & Co. expressly for use therein.

(b) Each Purchaser will indemnify and hold harmless the Company, Allied Finance and the Guarantors against any losses, claims, damages or liabilities to which the Company, Allied Finance or the Guarantors may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular or the Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Circular or the Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Purchaser through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company, Allied Finance and the Guarantors for any legal or other expenses reasonably incurred by the Company, Allied Finance and the Guarantors in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action orclaim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, Allied Finance and the Guarantors on the one hand and the Purchasers on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, Allied Finance and the Guarantors on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, Allied Finance and the Guarantors on the one hand and thePurchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Purchasers, in each case as set forth in the Offering Circular. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, Allied Finance or the Guarantors on the one hand or the Purchasers on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, Allied Finance, the Guarantors and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it and distributed to investors were offered to investors exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

(e) The obligations of the Company, Allied Finance and the Guarantors under this Section 8 shall be in addition to any liability which the Company, Allied Finance and the Guarantors may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Act; and the obligations of the Purchasers under this Section 8 shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same termsand conditions, to each officer and director of the Company, Allied Finance or the Guarantors and to each person, if any, who controls the Company, Allied Finance or the Guarantors within the meaning of the Act.

9. (a) If any Purchaser shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, the non-defaulting Purchaser may in its discretion arrange for the non-defaulting Purchaser or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any purchaser the non- defaulting Purchaser does not arrange for the purchase of such Securities, then the Company, Allied Finance and the Guarantors shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the non-defaulting Purchaser to purchase such Securities on such terms. In the event that, within the respective prescribed periods, the non- defaulting Purchaser notifies the Company that the non-defaulting Purchaser has so arranged for the purchase of such Securities, or the Company notifies the non- defaulting Purchaser that it has so arranged for the purchase of such Securities, the non-defaulting Purchaser or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Offering Circular, or in any other documents or arrangements, and the Company, Allied Finance and the Guarantors agree to prepare promptly any amendments to the Offering Circular which in the opinion of the non-defaulting Purchaser may thereby be made necessary. The term "Purchaser" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser by the non-defaulting Purchaser, the Company, Allied Finance and the Guarantors as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require the non-defaulting Purchaser to purchase the principal amount of Securities which such Purchaser agreed to purchase hereunder and, in addition, to require the non-defaulting Purchaser to purchase the Securities of such defaulting Purchaser for which such arrangements have not been made; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser by the non-defaulting Purchaser, the Company, Allied Finance and the Guarantors as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in subsection (b) above to require the non-defaulting Purchaser to purchase Securities of a defaulting Purchaser, then this Agreement shall thereupon terminate, without liability on the part of the non-defaulting Purchaser, the Company, Allied Finance or the Guarantors, except for the expenses to be borne by the Company, Allied Finance, the Guarantors and the Purchasers as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

10. The respective indemnities, agreements, representations, warranties and other statements of the Company, Allied Finance, the Guarantors and the several Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Purchaser or any controlling person of any Purchaser, the Company, Allied Finance or the Guarantors, or any officer or director or controlling person of the Company, Allied Finance or the Guarantors, and shall survive delivery of and payment for the Securities.

11. If this Agreement shall be terminated pursuant to Section 9 hereof, neither the Company, Allied Finance nor the Guarantors shall then be under any liability to any Purchaser except as provided in Sections 6 and 8 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Company, Allied Finance and the Guarantors as provided herein, the Company, Allied Finance and the Guarantors, jointly and severally, will reimburse the Purchasers through you for all reasonable out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Purchasers in making preparations for the purchase, sale and delivery of the Securities, but neither the Company, Allied Finance nor the Guarantors shall then be under any further liability to any Purchaser except as provided in Sections 6 and 8 hereof.

12. In all dealings hereunder, you shall act on behalf of each of the Purchasers, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Purchaser made or given by you jointly or by Goldman, Sachs & Co. on behalf of you.

     All statements, requests, notices and agreements hereunder shall be in writing, and if to any of the Purchasers shall be delivered or sent by mail, telex or facsimile transmission to you in care of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Registration Department; and if to the Company, Allied Finance or any Guarantor shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Offering Circular, Attention: Secretary; provided, however, that any notice to a Purchaser pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Purchaser at its address set forth in its Purchasers' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

13. This Agreement shall be binding upon, and inure solely to the benefit of, the Purchasers, the Company, Allied Finance, each of the Guarantors and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company, Allied Finance or any Guarantor and each person who controls the Company, Allied Finance, any Guarantor or any Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Purchaser shall be deemed a successor or assign by reason merely of such purchase.

14.      Time shall be of the essence of this Agreement.

15. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

     If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Purchasers, this letter and such acceptance hereof shall constitute a binding agreement between each of the Purchasers, the Company, Allied Finance and the Guarantors. It is understood that your acceptance of this letter on behalf of each of the Purchasers is pursuant to the authority set forth in a form of Agreement among Purchasers, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.



                                   Very truly yours,

                              ALLIED WASTE NORTH AMERICA,
                                          INC.

                              By:     /s/ Roger A. Ramsey
                                      Name:  Roger A. Ramsey
                                      Title: Chief Executive Officer

                              By:     /s/ Henry L. Hirvela
                                      Name:  Henry L. Hirvela
                                      Title: Vice President and CFO



                               ALLIED WASTE INDUSTRIES, INC.,
                                      as Guarantor

                               By:     /s/ Roger A. Ramsey
                                       Name:  Roger A. Ramsey
                                       Title: Chief Executive Officer

                               By:     /s/ Henry L. Hirvela
                                       Name:  Henry L. Hirvela
                                       Title: Vice President and CFO



                               ALLIED WASTE HOLDINGS (CANADA)
                                      LTD.
                                      as Guarantor

                               By:     /s/ Steven M. Helm
                                       Name:  Steven M. Helm
                                       Title: Secretary and Treasurer



                                ALLIED WASTE FINANCE (CANADA)
                                       LTD.

                                By:     /s/ Steven M. Helm
                                        Name: Steven M. Helm
                                        Title: Secretary and Treasurer


                                        HENRY L. HIRVELA
                                        As Executive Vice President of
                                        each of the Subsidiary Guarantors,
                                        other than Allied Canada, listed in
                                        Schedule II hereto


                                        By: /s/ Henry L. Hirvela
                                            Name:  Henry L. Hirvela
                                            Title: Executive Vice President


Accepted as of the date hereof:

Goldman, Sachs & Co.
Citicorp Securities, Inc.
CS First Boston Corporation


By:   /s/ Goldman, Sachs & Co.
            (Goldman, Sachs & Co.)      On behalf of each of the Purchasers